UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

AURORA DIAGNOSTICS HOLDINGS, LLC

(Exact name of registrant as specified in charter)

Delaware	333-176790	20-4918072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 RCA Center Drive, Suite 300, Palm Beach Gardens, Florida 33410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 420-5512

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2012, Christopher J. Bock resigned as a member of the Company’s Board of Managers, and Steven Neumann was appointed to the Board to serve in the vacancy created by Mr. Bock’s resignation. Mr. Neumann was designated to serve on the Board by KRG Capital Partners pursuant to the terms of the Company’s Second Amended and Restated Limited Liability Company Agreement, which provides for the designation of up to three of the Company’s managers by KRG Capital Partners, one of the Company’s principal equityholders. For information regarding related party transactions between the Company and KRG Capital Partners, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 8.01. Other Events.

On August 14, 2012, the Company announced its plans to hold a conference call in September 2012 to review its results for the second quarter of 2012. The Company intends to issue a notice with the details on the conference call, including a specific date and time, prior to the call. A copy of this announcement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Announcement dated August 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA DIAGNOSTICS HOLDINGS, LLC

August 14, 2012	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Announcement dated August 14, 2012.